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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): AUGUST 18, 1999



                                 WESTAFF, INC.
            (Exact name of registrant as specified in its charter)


        DELAWARE                0-024990            94-1266151

                                ------------
        State or other          (Commission         (I.R.S. Employer
        jurisdiction of         File Number)        Identification No.)
        incorporation)



                    301 LENNON LANE, WALNUT CREEK, CA 94598
               (Address of principal executive offices/Zip Code)



      Registrant's telephone number, including area code: (925) 930-5300


  Former name, former address, and former fiscal year, if changed since last report: N/A

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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)(2) As reported on Form 8-K filed May 27, 1999, the previous independent accountants of Westaff, Inc. (the "Company"), PricewaterhouseCoopers LLP, resigned on May 20, 1999 and the Audit Committee of the Company's Board of Directors initiated a process of screening accounting firms based on responses to a request for proposal. On July 14, 1999, following the completion of this selection process, the Company selected Arthur Andersen LLP as the Company's independent accountants. Arthur Andersen LLP accepted the engagement on August 18, 1999.

During the Company's two most recent fiscal years ended November 1, 1997 and October 31, 1998 and the subsequent interim period prior to its engagement of Arthur Andersen LLP, neither the Company nor anyone acting on its behalf consulted Arthur Andersen LLP regarding application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that the new accountants concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues. The Company has never consulted with Arthur Andersen LLP concerning any disagreement or reportable event, as those terms are defined in Item 304(a) of Securities and Exchange Commission Rule S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 1999


                                        WESTAFF, INC.


                                        By: /s/ Paul A. Norberg
                                        Paul A. Norberg
                                        Executive Vice President
                                        and Chief Financial Officer